Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2021 Results
Adds 700,000 net new members since end of first quarter, marking six consecutive months of net member growth
Ends second quarter with total membership of more than 14.8 million and over 98% of stores open globally

Hampton, NH, August 9, 2021 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its second quarter ended June 30, 2021.
“Our membership momentum continues to defy our historical seasonal patterns, and, as of the end of July we had more than 15 million members. It’s a testament to the strength of our brand that more than 13 million people remained members of Planet Fitness in the depths of the global pandemic when most of our gyms were temporarily closed. And today, with nearly all of our stores reopened, existing members are re-engaging with us, and net membership is continuing to climb as people realize the importance of fitness to their overall wellness,” said Chris Rondeau, Chief Executive Officer. “There is a dislocation in the fitness industry with approximately 22 percent of U.S. gyms permanently closed due to the impact from COVID-19 through the end of the second quarter, while, at the same time, more Americans are realizing that fitness is essential to physical, mental, and emotional well-being. We believe Planet Fitness is the place that fills that gap with our affordable, non-intimidating workout environment, and, as a result, we are confident in achieving and possibly exceeding our long-term target of 4,000 locations in the U.S.”

Second Quarter Fiscal 2021 results
•Total revenue increased from the prior year period by 241.1% to $137.3 million.
•Net income attributable to Planet Fitness, Inc. was $14.0 million, or $0.17 per diluted share, compared to a loss of $29.2 million, or $0.36 per diluted share in the prior year period.
•Net income increased $47.0 million to $15.0 million, compared to a net loss of $32.0 million in the prior year period.
•Adjusted net income(1) increased $46.1 million to $18.2 million, or $0.21 per diluted share, compared to an Adjusted net loss of $27.9 million, or $0.32 per diluted share in the prior year period.
•Adjusted EBITDA(1) increased $64.8 million to $55.6 million from a loss of $9.3 million in the prior year period.
•24 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,170 as of June 30, 2021.
•Cash of $527.4 million as of June 30, 2021, which includes cash and cash equivalents of $469.1 million and restricted cash of $58.2 million.
(1) Adjusted net income (loss) and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income (loss) to U.S. GAAP (“GAAP”) net income (loss) see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Second Quarter Ended June 30, 2021
For the second quarter 2021, total revenue increased $97.0 million or 241.1% to $137.3 million from $40.2 million in the prior year period. By segment:
•Franchise segment revenue increased $51.8 million or 246.9% to $72.8 million from $21.0 million in the prior year period. The increase in franchise segment revenue for the second quarter 2021 is primarily due to a $37.7 million increase in franchise royalty revenue, an $8.3 million increase in NAF revenue, and a $5.0 million increase in franchise and other fees, primarily attributable to temporary store closures as a result of COVID-19 in the prior year period;
•Corporate-owned stores segment revenue increased $31.2 million or 330.8% to $40.6 million from $9.4 million in the prior year period. The increase was primarily due to temporary store closures as a result of COVID-19 in the prior year period, as well as the opening of seven new corporate-owned stores since April 1, 2020; and
•Equipment segment revenue increased $14.0 million or 142.8% to $23.8 million from $9.8 million in the prior year period, driven by higher equipment sales to new and existing franchisee-owned stores in the three months ended June 30, 2021 compared to the three months ended June 30, 2020, primarily due to temporary store closures as a result of COVID-19 in the prior year period.

For the second quarter of 2021, net income attributable to Planet Fitness, Inc. was $14.0 million, or $0.17 per diluted share, compared to a net loss attributable to Planet Fitness, Inc. of $29.2 million, or $0.36 per diluted share in the prior year period. Net income was $15.0 million in the second quarter of 2021 compared to a net loss of $32.0 million in the prior year period. Adjusted net income increased $46.1 million to $18.2 million, or $0.21 per diluted share, from an Adjusted net loss of $27.9 million, or $0.32 per diluted share in the prior year period. Adjusted net income (loss) has been adjusted to reflect a normalized federal income tax rate of 26.6% and 26.8% for the current and prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased $64.8 million to $55.6 million from a loss of $9.3 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $48.2 million to $51.8 million. The increase in franchise segment EBITDA for the second quarter 2021 was a result of higher royalty and national advertising fund collections in the three months ended June 30, 2021 consisting of a $37.7 million increase in franchise royalty revenue, a $8.3 million increase in NAF revenue, and a $5.0 million increase in franchise and other fees, primarily attributable to temporary store closures as a result of COVID-19 in the prior year period;
•Corporate-owned stores segment EBITDA increased $16.7 million to $10.4 million. The increase was primarily due to temporary store closures as a result of COVID-19 in the prior year period, as well as the opening of seven new corporate-owned stores since April 1, 2020; and
•Equipment segment EBITDA increased by $4.3 million to $5.6 million driven by higher equipment sales to new and existing franchisee-owned stores in the three months ended June 30, 2021 compared to the three months ended June 30, 2020, primarily due to temporary store closures as a result of COVID-19 in the prior year period.
2021 Outlook
For the year ending December 31, 2021, the Company expects the following, assuming there is no significant worsening of the COVID-19 pandemic that seriously impacts performance, including prolonged store closures or other mandated operational restrictions:
•To be at the high-end of its 75 to 100 new store opening range
•Full-year revenue will be between $530 million and $540 million
•Selling, General & Administrative expenses will be in the low $90 million dollar range
•Adjusted EBITDA will be between $200 million and $210 million
•Adjusted net income per share, diluted, will be between $0.65 and $0.70

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income (loss), and Adjusted net income (loss) per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. As a result of the closure of all of our stores due to COVID-19 in March 2020, a majority of stores remained closed for a portion of the three and six months ended June 30, 2020. Because less than 50% of our stores in the same store sales base had membership billings in all of the months included in the three and six months ended June 30, 2020, we are not providing same store sales comparisons for the three and six months ended June 30, 2021 and 2020.
The non-GAAP financial measures used in our full-year outlook will differ from net income (loss) and net income (loss) per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income (loss) or net income (loss) per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2021. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2021.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on August 9, 2021 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of June 30, 2021, Planet Fitness had more than 14.8 million members and 2,170 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2021 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, including with respect to the Company’s long-term targets for U.S. store locations, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue:
Franchise	$59,758	$16,214	$111,938	$65,125
Commission income	70	45	342	435
National advertising fund revenue	13,021	4,743	24,630	13,971
Corporate-owned stores	40,579	9,419	78,456	49,935
Equipment	23,823	9,813	33,762	37,998
Total revenue	137,251	40,234	249,128	167,464
Operating costs and expenses:
Cost of revenue	18,497	8,478	26,482	30,323
Store operations	28,430	14,681	54,337	40,838
Selling, general and administrative	21,789	15,896	44,279	32,848
National advertising fund expense	13,529	10,878	26,282	26,083
Depreciation and amortization	15,036	13,008	30,510	25,800
Other (gain) loss	(282)	15	(2,420)	26
Total operating costs and expenses	96,999	62,956	179,470	155,918
Income (loss) from operations	40,252	(22,722)	69,658	11,546
Other expense, net:
Interest income	195	359	412	2,286
Interest expense	(20,125)	(20,467)	(40,369)	(40,708)
Other income (expense)	(147)	(73)	18	(760)
Total other expense, net	(20,077)	(20,181)	(39,939)	(39,182)
Income (loss) before income taxes	20,175	(42,903)	29,719	(27,636)
Provision (benefit) for income taxes	5,159	(10,918)	8,513	(6,034)
Net income (loss)	15,016	(31,985)	21,206	(21,602)
Less net income (loss) attributable to non-controlling interests	1,006	(2,808)	1,615	(1,032)
Net income (loss) attributable to Planet Fitness, Inc.	$14,010	$(29,177)	$19,591	$(20,570)
Net income (loss) per share of Class A common stock:
Basic	$0.17	$(0.36)	$0.24	$(0.26)
Diluted	$0.17	$(0.36)	$0.23	$(0.26)
Weighted-average shares of Class A common stock outstanding:
Basic	83,223	79,966	83,154	79,532
Diluted	83,837	79,966	83,771	79,532

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$469,137	$439,478
Restricted cash	58,234	76,322
Accounts receivable, net of allowance for bad debts of $1 and $7 at June 30, 2021 and December 31, 2020, respectively	15,480	16,447
Inventory	1,197	473
Deferred expenses – national advertising fund	8,362	—
Prepaid expenses	12,019	11,881
Other receivables	11,836	16,754
Income tax receivables	4,990	5,461
Total current assets	581,255	566,816
Property and equipment, net of accumulated depreciation of $128,684 and $107,720 at June 30, 2021 and December 31, 2020, respectively	160,071	160,677
Investments	35,000	—
Right of use assets, net	171,485	164,252
Intangible assets, net	208,757	217,075
Goodwill	227,821	227,821
Deferred income taxes	513,354	511,200
Other assets, net	1,856	1,896
Total assets	$1,899,599	$1,849,737
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	18,124	19,388
Accrued expenses	25,367	22,042
Equipment deposits	7,483	795
Deferred revenue, current	34,773	26,691
Payable pursuant to tax benefit arrangements, current	9,190	—
Other current liabilities	22,642	25,479
Total current liabilities	135,079	111,895
Long-term debt, net of current maturities	1,670,831	1,676,426
Borrowings under Variable Funding Notes	75,000	75,000
Lease liabilities, net of current portion	175,934	167,910
Deferred revenue, net of current portion	31,900	32,587
Deferred tax liabilities	767	881
Payable pursuant to tax benefit arrangements, net of current portion	486,953	488,200
Other liabilities	2,505	2,511
Total noncurrent liabilities	2,443,890	2,443,515
Stockholders' equity (deficit):
Class A common stock, $0.0001 par value - 300,000 authorized, 83,225 and 82,821 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	8	8
Class B common stock, $0.0001 par value - 100,000 authorized, 3,363 and 3,722 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Accumulated other comprehensive income	56	27
Additional paid in capital	50,917	45,673
Accumulated deficit	(731,987)	(751,578)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(681,005)	(705,869)
Non-controlling interests	1,635	196
Total stockholders' deficit	(679,370)	(705,673)
Total liabilities and stockholders' deficit	$1,899,599	$1,849,737

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$21,206	$(21,602)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,510	25,800
Amortization of deferred financing costs	3,155	3,187
Amortization of asset retirement obligations	38	33
Deferred tax expense (benefit)	7,210	(3,713)
Gain on re-measurement of tax benefit arrangement	(348)	(502)
Provision for bad debts	—	(28)
(Gain) loss on disposal of property and equipment	(27)	—
Equity-based compensation	4,049	2,493
Other	(82)	434
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	1,006	26,917
Inventory	(724)	(1,900)
Other assets and other current assets	6,059	(16,323)
National advertising fund	(8,362)	(7,941)
Accounts payable and accrued expenses	(102)	(22,354)
Other liabilities and other current liabilities	(3,725)	1,472
Income taxes	413	(4,485)
Equipment deposits	6,688	824
Deferred revenue	7,319	3,820
Leases and deferred rent	(17)	884
Net cash provided by (used in) operating activities	74,266	(12,984)
Cash flows from investing activities:
Additions to property and equipment	(19,395)	(21,161)
Proceeds from sale of property and equipment	1	169
Investments	(35,000)	—
Net cash used in investing activities	(54,394)	(20,992)
Cash flows from financing activities:
Principal payments on capital lease obligations	(104)	(84)
Proceeds from borrowings under Variable Funding Notes	—	75,000
Repayment of long-term debt	(8,750)	(8,750)
Proceeds from issuance of Class A common stock	578	1,583
Dividend equivalent payments	—	(174)
Distributions to Continuing LLC Members	(145)	(1,600)
Net cash (used in) provided by financing activities	(8,421)	65,975
Effects of exchange rate changes on cash and cash equivalents	120	(834)
Net increase in cash, cash equivalents and restricted cash	11,571	31,165
Cash, cash equivalents and restricted cash, beginning of period	515,800	478,795
Cash, cash equivalents and restricted cash, end of period	$527,371	$509,960
Supplemental cash flow information:
Net cash paid for income taxes	$889	$2,155
Cash paid for interest	$37,536	$37,724
Non-cash investing activities:
Non-cash additions to property and equipment	$3,500	$2,099

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income (loss), and Adjusted net income (loss) per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is set forth below.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
(in thousands)
Net income (loss)	$15,016	$(31,985)	$21,206	$(21,602)
Interest income	(195)	(359)	(412)	(2,286)
Interest expense	20,125	20,467	40,369	40,708
Provision (benefit) for income taxes	5,159	(10,918)	8,513	(6,034)
Depreciation and amortization	15,036	13,008	30,510	25,800
EBITDA	$55,141	$(9,787)	$100,186	$36,586
Purchase accounting adjustments-revenue(1)	128	79	197	146
Purchase accounting adjustments-rent(2)	97	129	214	271
Severance costs(3)	—	159	—	159
Pre-opening costs(4)	481	154	847	515
Insurance recovery(5)	(325)	—	(2,500)	—
Tax benefit arrangement remeasurement(6)	—	—	(348)	(502)
Other(7)	54	—	688	93
Adjusted EBITDA	$55,576	$(9,266)	$99,284	$37,268

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $33, $41, $82, and $82 in the three and six months ended June 30, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $88, $132 and $189 in the three and six months ended June 30, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(6)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(7)Represents certain other charges and gains that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Segment EBITDA
Franchise	$51,756	$3,529	$92,936	$40,275
Corporate-owned stores	10,372	(6,342)	21,062	5,665
Equipment	5,608	1,311	7,438	7,677
Corporate and other	(12,595)	(8,285)	(21,250)	(17,031)
Total Segment EBITDA(1)	$55,141	$(9,787)	$100,186	$36,586
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income (loss) and Adjusted Net Income (loss) per Diluted Share
Our presentation of Adjusted net income (loss) assumes that all net income (loss) is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income (loss) per share, diluted, is calculated by dividing Adjusted net income (loss) by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income (loss) to net income (loss), the most directly comparable GAAP measure, and the computation of Adjusted net income (loss) per share, diluted, are set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net income (loss)	$15,016	$(31,985)	$21,206	$(21,602)
Provision for income taxes, as reported	5,159	(10,918)	8,513	(6,034)
Purchase accounting adjustments-revenue(1)	128	79	197	146
Purchase accounting adjustments-rent(2)	97	129	214	271
Severance costs(3)	—	159	—	159
Pre-opening costs(4)	481	154	847	515
Insurance recovery(5)	(325)	—	(2,500)	—
Tax benefit arrangement remeasurement(6)	—	—	(348)	(502)
Other(7)	54	—	688	93
Purchase accounting amortization(8)	4,159	4,211	8,318	8,424
Adjusted income (loss) before income taxes	$24,769	$(38,171)	$37,135	$(18,530)
Adjusted income taxes(9)	6,589	(10,230)	9,878	(4,966)
Adjusted net income (loss)	$18,180	$(27,941)	$27,257	$(13,564)

Adjusted net income (loss) per share, diluted	$0.21	$(0.32)	$0.31	$(0.16)

Adjusted weighted-average shares outstanding(10)	87,200	86,467	87,188	86,671
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $33, $41, $82, and $82 in the three and six months ended June 30, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $64, $88, $132 and $189 in the three and six months ended June 30, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents severance expense recorded in connection with an equity award modification.
(4)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(5)Represents an insurance recovery of previously recognized expenses related to the settlement of legal claims.
(6)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(7)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(8)Includes $3,096, $3,096, $6,192 and $6,192 of amortization of intangible assets, for the three and six months ended June 30, 2021 and 2020, recorded in connection with the 2012 Acquisition, and $1,063, $1,116, $2,126 and $2,231 of amortization of intangible assets for the three months ended June 30, 2021 and 2020, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(9)Represents corporate income taxes at an assumed effective tax rate of 26.6% for the three and six months ended June 30, 2021 and 26.8% for the three and six months ended June 30, 2020, applied to adjusted income before income (loss) taxes.
(10)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income (loss) per share, diluted, to Adjusted net income (loss) per share, diluted is set forth below for the three and six months ended June 30, 2021 and 2020:

	For the three months ended June 30, 2021			For the three months ended June 30, 2020
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net loss	Weighted Average Shares	Net loss per share, diluted
Net income (loss) attributable to Planet Fitness, Inc.(1)	$14,010	83,837	$0.17	$(29,177)	79,966	$(0.36)
Assumed exchange of shares(2)	1,006	3,363		(2,808)	6,501
Net income (loss)	15,016			(31,985)
Adjustments to arrive at adjusted income (loss) before income taxes(3)	9,753			(6,186)
Adjusted income (loss) before income taxes	24,769			(38,171)
Adjusted income tax expense (benefit)(4)	6,589			(10,230)
Adjusted net income (loss)	$18,180	87,200	$0.21	$(27,941)	86,467	$(0.32)
(1)Represents net income (loss) attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income (loss) attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income (loss) table above to arrive at adjusted income (loss) before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the three months ended June 30, 2021 and 2020, respectively, applied to adjusted income (loss) before income taxes.

	For the six months ended June 30, 2021			For the six months ended June 30, 2020
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net loss	Weighted Average Shares	Net loss per share, diluted
Net income (loss) attributable to Planet Fitness, Inc.(1)	$19,591	83,771	$0.23	$(20,570)	79,532	$(0.26)
Assumed exchange of shares(2)	1,615	3,417		(1,032)	7,139
Net income (loss)	21,206			(21,602)
Adjustments to arrive at adjusted income (loss) before income taxes(3)	15,929			3,072
Adjusted income (loss) before income taxes	37,135			(18,530)
Adjusted income tax expense (benefit)(4)	9,878			(4,966)
Adjusted net income (loss)	$27,257	87,188	$0.31	$(13,564)	86,671	$(0.16)
(1)Represents net income (loss) attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income (loss) attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income (loss) table above to arrive at adjusted income (loss) before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the six months ended June 30, 2021 and 2020, respectively, applied to adjusted income (loss) before income taxes.